Exhibit 10.15

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into effective as of March 10, 2023 by and between Gunston Consulting, LLC, a Virginia limited liability company (“Consultant”), and Medalist Diversified REIT, Inc., a Maryland corporation (“REIT”). For purposes of this Amendment, Consultant and REIT may be referred to as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Consultant and REIT entered into that certain Consulting Agreement dated as of March 1, 2020 (the “Agreement”);

WHEREAS, on March 10, 2023, REIT announced the formation by the Board of Directors of REIT of a special committee of its independent directors (the “Special Committee”) to explore potential strategic alternatives;

WHEREAS, REIT desires Consultant to continue to provide consulting services under the Agreement notwithstanding REIT’s exploration of potential strategic alternatives; and

WHEREAS, in order to incentivize Consultant to continue to provide services to REIT pursuant to the Agreement, REIT desires to enter into this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the adequacy and sufficiency of which are hereby acknowledged by the Parties, the Parties hereto agree as follows:

1.Defined Terms. All capitalized terms set forth in this Amendment which are not otherwise defined herein shall have the same meaning as ascribed to such terms in the Agreement.

2.Deletion of Section 7.3. The Agreement is hereby amended by deleting Section 7.3 in its entirety.

3. Amendment and Restatement of Section 8.  Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

8. Termination. This Agreement shall terminate immediately upon the occurrence of any of the following events: (a) upon the bankruptcy of Consultant; (b) upon the close of business on the date REIT gives Consultant written notice of termination as a result of a Cause Event (as defined below); (c) ninety (90) days following the date REIT gives Consultant written notice of termination for any or no reason; (d) thirty (30) days following the date REIT gives Consultant written notice of termination in connection with a Change in Control (as defined below); or (e) upon the close of business on the date Consultant gives ninety (90) days’ written notice to REIT.  For purposes of this Agreement, “Cause Event” includes, but is not limited to, each of the following: (i) any act of fraud, dishonesty or neglect of services by Consultant in connection with the services to be provided under this Agreement or against any REIT customer, tenant, vendor, lender or affiliated company; or (ii) the breach or prospective breach of any provision of this Agreement by Consultant.

8.1 Return of Materials at Termination. In the event of any termination of this Agreement, whether or not as a result of a Cause Event, Consultant shall promptly deliver to REIT any and all materials, property, documents, data, and all other information belonging to REIT or pertaining to Proprietary Information, whether prepared by REIT or Consultant, in Consultant’s possession or control, and regardless of how stored or maintained, including all originals, copies, and compilations, and all information stored or maintained on computer, PDAs, electronic or other devices, tapes, discs, or any other form of technology. Consultant shall not take any materials, property, documents, or other information, or any reproduction or excerpt thereof, belonging to REIT or pertaining to any Proprietary Information.

8.2 Obligations Surviving Termination. The obligations of Sections 3, 5, 6 and 7 shall survive any termination of this Agreement.

8.3 Change of Control.

(a)	In the event that a Change in Control occurs at a time when this Agreement remains in effect and no Cause Event has then occurred and REIT (or the Successor, if any) thereafter terminates this Agreement (including, without limitation, pursuant to a notice of termination given pursuant to Section 8(c), above) (other than on account of a Cause Event) within twelve (12) months after the date of the Change in Control, then a “Triggering Event” shall be deemed to have occurred and REIT shall pay to Consultant, within thirty (30) days after such Triggering Event, an amount equal to the sum of (i) Consultant’s annual fee (currently $250,000) payable by REIT to Consultant as of the date of the Triggering Event, plus (ii) the last annual bonus paid to Consultant by REIT, prior to the Triggering Event (currently $50,000), plus (iii) a cash payment equivalent to the value of the last stock grant (currently $60,000) from REIT to Consultant prior to the Triggering Event (collectively, the “Retention Amount”). A Triggering Event shall also be deemed to have occurred (and the Retention Amount shall become payable within thirty (30) days of such Triggering Event) in the event that either (I) REIT terminates this Agreement pursuant to a notice of termination (other than on account of a Cause Event) ninety (90) days or fewer prior to the date of the Change in Control or (II) a Change in Control occurs at a time when this Agreement remains in effect and no Cause Event has then occurred and within twelve (12) months after the date of the Change in Control, Consultant elects to terminate this Agreement because (i) REIT (or the Successor) requires Consultant to relocate its primary work location by more than fifty (50) miles from the location as of the Effective Date, (ii) REIT (or the Successor) reduces the annual fee ($250,000) of Consultant, (iii) there is a material diminution by REIT (or the Successor, if any) in Consultant’s position, authority, duties or responsibilities, which includes, but is not limited to, continuing as the Chief Financial Officer of REIT (or the Successor, if any), (iv) there is a material diminution in the authority, duties or responsibilities of the supervisor to whom Consultant reports, or (v) any other action or inaction by REIT (or the Successor, if any) constituting a material breach of this Agreement. The term “Change in Control” means any of the following events: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, other than REIT or a wholly-owned subsidiary thereof, becomes the beneficial owner of REIT’s securities having 50% or more of the combined voting power of the then outstanding securities of REIT; (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of REIT after such transaction are held in the aggregate by the holders of REIT’s securities entitled to vote generally immediately prior to such transaction; (iii) a complete liquidation or dissolution of REIT; (iv) the sale or other disposition of all or substantially all of the assets of REIT (whether effectuated by REIT or by a subsidiary of REIT) to any person or entity (other than to a subsidiary of REIT); or (v) a majority of the members of the Board of Directors of REIT are replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by the directors comprising a majority of the Board of Directors of REIT immediately prior to the replacement of the first director by an unendorsed person in such twelve (12)-month period. The term “Successor” means the successor to REIT or the purchaser from REIT, as the case may be, in a transaction that results in a Change in Control.

(b)  Notwithstanding Section 8.3(a), in the event that Brent Winn were to elect to be engaged as an employee of, or consultant to, REIT (or the Successor, if any) in connection with a Change in Control, then there shall be no further obligation of REIT to pay Consultant the Retention Amount.

(c)  The payment of the Retention Amount shall be subject to and conditioned upon Consultant signing a general release in the form attached as Exhibit A.

4.Full Force and Effect.  Except as specifically provided herein, the Agreement is unchanged and remains in full force and effect.

5.Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by electronic facsimile or PDF transmission.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CONSULTANT

Gunston Consulting, LLC

/s/
By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Its:	Sole Member

REIT

Medalist Diversified REIT, Inc.

ti
By:	/s/ Timothy O’Brien
Name:	Timothy O’Brien
Its:	Independent Director

Exhibit A

RELEASE AGREEMENT

This Release Agreement, dated as of [●] (this "Release Agreement"), is by and between Gunston Consulting, LLC, a Virginia limited liability company ("Gunston"), and Medalist Diversified REIT, Inc., a Maryland corporation ("REIT", and together with Gunston, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into that certain Consulting Agreement, dated as of March 1, 2020 (as amended by that certain First Amendment to Consulting Agreement, dated as of March 10, 2023, as further amended from time to time, the "Agreement"); and

WHEREAS, the payment of the Retention Amount pursuant to the terms of the Agreement is subject to and conditioned upon Consultant signing a general release in the form hereof.

NOW, THEREFORE, in consideration of the premises set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Release Agreement have the respective meanings assigned to them in the Agreement.
2.Release.
(a)In consideration of the covenants, agreements and undertakings of the Parties under this Release Agreement, effective upon the payment by REIT of the Retention Amount, Gunston, on behalf of itself and its sole member (the "Releasor"), hereby releases, waives, and forever discharges REIT and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, the "Releasees") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, "Claims"), which the Releasor ever had, now have, or hereafter can, shall, or may have against any of the Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Release Agreement arising out of or relating to the Agreement, except for any surviving obligations under the Agreement and Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Release Agreement.
(b)The Releasor understands that it may later discover Claims or facts that may be different from, or in addition to, those that the Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 2, and which, if known at the time of signing this Release Agreement, may have materially affected this Release Agreement and its decision to enter into it and grant the release contained in this Section 2. Nevertheless, the Releasor intends to fully, finally and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the release contained in this Section 2, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasor hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.
3.Representations and Warranties. Gunston hereby represents and warrants to REIT that:
(a)It has the full right, power and authority to enter into this Release Agreement, to grant the release contained herein and to perform its obligations hereunder.
(b)The execution of this Release Agreement by the individual whose signature is set out at the end of this Release Agreement on behalf of Gunston, and the delivery of this Release Agreement by Gunston, have been duly authorized by all necessary action on the part of Gunston.

Exhibit A

(c)This Release Agreement has been executed and delivered by Gunston and constitutes the legal, valid and binding obligation of Gunston, enforceable against Gunston in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.
(d)It (i) knows of no Claims against the REIT relating to or arising out of the Agreement that are not covered by the release contained in Section 2 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT, AND IN THIS SECTION 3 OF THIS RELEASE AGREEMENT, (A) NEITHER GUNSTON NOR ANY PERSON ON ITS BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) GUNSTON ACKNOWLEDGES THAT, IN ENTERING INTO THIS RELEASE AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY REIT, OR ANY OTHER PERSON ON REIT’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 3.

4.Miscellaneous.
(a)Any notices, requests, consents, claims, demands, waivers, summons, or other legal process, or similar types of communications hereunder (each, a "Notice") must be in writing and addressed to the relevant Party at the address that may be designated by the receiving Party from time to time in accordance with this Section 4). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) on receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 4.
(b)This Release Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.
(c)This Release Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Release Agreement electronically or by facsimile or PDF transmission shall be effective as delivery of an original executed counterpart of this Release Agreement.
(d)For purposes of this Release Agreement, (i) the words "include," "includes" and "including" are deemed to be followed by the words "without limitation"; (ii) the word "or" is not exclusive; (iii) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Release Agreement as a whole; (iv) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. This Release Agreement was drafted without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(e)The headings in this Release Agreement are for reference only and do not affect the interpretation of this Release Agreement.
(f)If any term or provision of this Release Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Release Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Release Agreement so as to effect the original intent

Exhibit A

of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(g)This Release Agreement is the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.
(h)Except as expressly set out in the second sentence of this Section 4(h), this Release Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Release Agreement, express or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Release Agreement.

IN WITNESS WHEREOF, the Parties have executed this Release Agreement as of the date first written above.

GUNSTON
Gunston Consulting, LLC
By: _____________________ Name: C. Brent Winn, Jr. Its: Sole Member

REIT
Medalist Diversified REIT, Inc.
By: _____________________ Name: Its: